SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 27, 2006

                               MILLENIA HOPE INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Delaware
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                                   98-0213828
            (COMMISSION FILE NO.)      (IRS EMPLOYER IDENTIFICATION NO.)

                       1250 Rene Levesque West, Suite 2200
                                Montreal, Quebec
                                     H3B 4W8
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (514) 846-5757
                            (ISSUER TELEPHONE NUMBER)

                        4055 St.Catherine West, Suite 151
                                Montreal, Quebec
                                     H3Z 3J8
                            (FORMER NAME AND ADDRESS)

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 27, 2006, Millenia Hope finalized a financing agreement for $2,000,000 with private investors (the "Investors"). Under the terms of the agreement, we received the initial amount of $700,000, the first of three traunches of the funding which are expected to be completed over the course of the next several months. For this financing, the Investors received secured convertible notes totaling $2,000,000 with a 6% interest rate and a maturity date of March, 2009. The notes are convertible, as per their convertibility provisions, into shares of our common stock at the average of the lowest three (3) trading prices for our shares of common stock during the twenty (20) trading day period ending on trading day prior to the date a conversion notice is sent to us.

We also issued to private investors seven (7) year warrants to purchase 3,000,000 shares of our common stock which are exercisable at an exercise price or $0.10 and another 3,000,000 shares of our common stock which are exercisable at an exercise price of $0.25.

We are committed to filing an SB-2 Registration Statement with the SEC by April 8, 2006. We will receive the second traunch of the funding when the SB-2 is filed with the SEC and the third and final traunch of the funding when the SB-2 is declared effective by the SEC. There are agreed upon provisions should the filing not become effective by July 6, 2006. The notes are secured by all of our assets.

On March 30, 2006 the Company issued a press release relating to above matter.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MILLENIA HOPE INC.


                                   By: /s/ Leonard Stella
                                           ---------------------------
                                           Leonard Stella
                                           Chief Executive Officer

Date: March 30, 2006